UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

MINDSPEED TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31650	01-0616769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 579-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities
On July 26, 2010, Mindspeed Technologies, Inc. (the “Company”) committed to the implementation of a restructuring plan. The plan consists primarily of a targeted headcount reduction in the Company’s Wide Area Networking business unit and selling, general and administrative functions. The restructuring plan is expected to be substantially completed during the fiscal fourth quarter of 2010. The Company made the decision to implement the restructuring in furtherance of its efforts to maintain tight controls over operating expenses and to continue to reallocate resources from certain of its business units and selling, general and administrative functions to its two growth drivers, communications convergence processing, formerly known as multiservice access, and high-performance analog. The Company currently expects to incur total special charges ranging from approximately $1.1 million to $1.5 million and to make cash expenditures ranging from approximately $0.8 million to $1.2 million resulting from these actions. Of the $1.1 million to $1.5 million total special charges: $0.7 million to $1.0 million is primarily related to severance costs for affected employees; $0.1 million to $0.2 million is primarily related to facilities costs; and $0.3 million is primarily related to abandoned technology.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 20, 2010, Ron Cates, the Company’s Senior Vice President and General Manager, Wide Area Networking, notified the Company of his intention to resign his employment with the Company to pursue other opportunities. The resignation will be effective August 13, 2010.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the Company’s expectations, goals or intentions, including but not limited to, statements regarding our efforts to maintain control over operating expense levels and to reallocate resources, amount and composition of special charges and cash expenditures and timing for completing the restructuring plan. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; fluctuations in the price of our common stock; constraints in the supply of wafers and other product components from our third-party manufacturers; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2010, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: July 26, 2010	By:	/s/ Bret W. Johnsen
Bret W. Johnsen
Senior Vice President and Chief Financial Officer